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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                                   ChipPAC, Inc.
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            (Exact Name of Registrant as Specified in its Charter)
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
        Delaware                                     77-0463-48
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


3151 Coronado Drive, Santa Clara, California                        95054
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(Address of Principal Executive Offices of the Registrant)        (Zip Code)

If this form relates to the             If this form relates to the
registration of a class of a class      registration of a class of securities
securities pursuant to Section 12(b)    pursuant to General Instruction A,
of the Exchange Act and is effective    (d), please check the following box.[x]
pursuant to General Instruction
A.(c), please check the following
box.  [ ]

Securities Act registration statement file number to which this form relates: 333-39428
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         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
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Securities to be registered pursuant to Section 12(g) of the Act:
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                 Class A Common Stock, par value $.01 per share


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                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Class A common stock, par value $.01 per share (the "Common Stock"), of ChipPAC, Inc. (the "Company") as included
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          under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on June 16, 2000 (Registration No. 333-39428), including
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          exhibits, and as may be subsequently amended from time to time (the
          "Registration Statement"), is hereby incorporated by reference. In
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          addition, all of the above-referenced descriptions included in any
          Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.   Exhibits.

          Number                   Description

          1. Amended Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

          2. Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3 of the Registration Statement.

          3. Form of certificate representing the shares of Common Stock of the Company, incorporated by reference to Exhibit 4.1 of the Registration Statement.

          4. Amended and Restated Stockholders Agreement, dated as of August 5, 1999, by and among the Company and certain stockholders named therein, incorporated by reference to Exhibit 10.4 of the Registration Statement.

          5. Amended and Restated Registration Agreement, dated as of August 5, 1999, by and among the Company and certain stockholders as outlined therein, incorporated by reference to Exhibit 5 of the Registration Statement.

          6. Amendment No. 1 to Amended and Restated Registration Agreement, dated as of June 30, 2000, by and among the Company and Sapphire Worldwide Investments, Inc., the Bain Stockholders (as defined therein)

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              and SXI Group LLC, incorporated by reference to Exhibit
              10.5.1 of the Registration Statement.

          7.  Amendment No. 2 to Amended and Restated Registration
              Agreement, dated as of July 13, 2000, by and among the Company, Qualcomm Incorporated, SXI Group LLC and the Bain Shareholders (as defined therein), incorporated by reference to Exhibit 10.5.2 to the Registration Statement.




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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 27, 2000



                    ChipPAC, Inc.
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                    (Registrant)



                    By:  /s/ Robert Krakauer
                         ---------------------------------------
                    Name:   Robert Krakauer
                    Title:  Senior Vice President and Chief Financial Officer


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